Exhibit 10.25

DATED 26 February 2008

IVG DEVELOPMENTS (EUSTON) LIMITED and

IVG DEVELOPMENTS (MELTON ST) LIMITED

and

MIVA (UK) LIMITED

DEED OF VARIATION

re: a lease made between

Commercial Union Life Assurance Company Limited

and

Espotting Media (UK) Limited

and dated 15 April 2005

relating to

First Floor of 194 Euston Road, London NW1

Baker & McKenzie LLP

London

Ref: SMT//MSH/22166714-1

THIS DEED of VARIATION made the 26 day of February 2008

BETWEEN

(1)                                  IVG DEVELOPMENTS (EUSTON) LIMITED (incorporated and registered in England and Wales under company number 6291494), the registered office of which is at 1 Farringdon Place, 20 Farringdon Road, London EC1M 3AP and IVG DEVELOPMENTS (MELTON ST) LIMITED (incorporated and registered in England and Wales under company number 6291499), the registered office of which is at 1 Farringdon Place, 20 Farringdon Road, London EC1M 3AP (the “Landlord”); and

(2)                                  MIVA (UK) LIMITED (incorporated and registered in England and Wales under company number 3971244), the registered office of which is at First Floor, Euston Xchange, 194 Euston Road, London NW1 2DA (the “Tenant”)

RECITALS

(A)                             This deed is supplemental to the Lease by which the Premises were demised for the Term subject to the payment of the rents reserved by and the observance and performance of the covenants on the lessee’s part and the conditions contained in the Lease.

(B)                               The Landlord is entitled to the reversion immediately expectant on the determination of the Term and the Landlord’s reversionary interest is registered with Title Numbers NGL886838 and NGL886837.

(C)                               The Landlord and the Tenant have agreed that the Lease shall be varied on the terms hereinafter mentioned.

IT IS AGREED AS FOLLOWS:

1.                                      Definitions

In this deed the following definitions apply:

“Agreement”	means an agreement dated [ ] and made between the Landlord (1) and the Tenant (2)

“Landlord”	means the first party to this deed and its successors in title;

“Lease”

means a lease dated 15 April 2005 and made between the Landlord (1) and the Tenant (2) and any document supplemental to or varying such lease whether entered into before or after the date of this deed and including this deed;

“Premises”	means the premises known as First Floor of 194 Euston Road, London NW1 as more particularly described in the Lease;

“Vacated Part”	means that part of the Premises which is to be retained by the Landlord shown hatched in yellow on the Plan;

“Plan”	means the plan attached to this deed and marked “Plan 2”;

“Tenant”	means the second party to this deed and its successors in title;

“Term”	means the term granted by Lease.

2.                                      Interpretation

2.1                                 The clause headings are for reference only and do not affect the construction of this deed.

2.2                                 Unless otherwise specified, a reference to legislation is to that legislation as consolidated, amended or re-enacted from time to time and includes all orders, regulations, consents, licences, notices and bye-laws made or granted under such legislation.

2.3                                 A reference to a person includes an individual, a corporation, company, firm or partnership, or government body or agency, whether or not legally capable of holding land.

2.4                                 Words importing one gender include all other genders and words importing the singular include the plural and vice versa.

3.                                      Variation

3.1                                 The Landlord and the Tenant agree that the Lease shall, with effect from the date of this deed, be varied in the manner specified in the Schedule to this deed and the Lease shall henceforth take effect and be read and construed accordingly.

4.                                      General

4.1                                 This deed is supplemental to the Lease.

4.2                                 Except as expressly varied by this deed, the Lease remains in full force and effect.

4.3                                 Except to the extent set out in clause 5 and the Schedule this deed will not release or lessen the liability under the Lease of the Tenant, or any other person whether before or after the date of this deed.

4.4                                 Unless expressly stated nothing in this deed will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

5.                                      Release of Tenant

The Landlord releases the Tenant from all obligations on its part contained in and all liabilities whatsoever under the Lease and all deeds and documents supplemental thereto whether past present or future and all actions proceedings costs claims and demands arising from such obligations and liabilities so far as they relate to the Vacated Part.

6.                                      Release of Landlord

The Tenant releases the Landlord from all obligations on its part contained in and all liabilities whatsoever under the Lease and all deeds and documents supplemental thereto whether past present or future and all actions proceedings costs claims and demands arising from such obligations and liabilities so far as they relate to the Vacated Part.

7.                                      Rights of third parties

                                                The parties do not intend any term of this Transfer to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

8.                                      Counterparts

                (a)           Any number of counterparts

This Transfer may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each of the parties has executed at least one counterpart.

                (b)           Each counterpart an original

Each counterpart shall constitute an original of this Transfer, but all counterparts shall together constitute one and the same instrument.

9.                                      Memorandum

9.1                                 The Landlord and the Tenant agree to endorse a memorandum of this deed on the Counterpart Lease and the Lease respectively and to send the other a certified copy of such memorandum within 10 working days of the date of this deed.

IN WITNESS of which this deed has been duly executed and is delivered on the date written at the beginning of this deed.

SCHEDULE

Variations to the Lease

1.             The definition of “Premises” shall be deemed deleted and replaced by the following:

“Premises                                                                                      the premises on the 1st floor of the Building shown shaded green and hatched pink and blue on Plan 2 described (for the purpose of obligation as well as grant) in Part 1 of Schedule 1”

2.             Clause 2.3.1 shall be deleted and replaced by the following clause:

“2.3.1                                                                  By equal quarterly payments in advance on the Rent Payment Days from and including                                                                    until 17 April 2010 (both days inclusive) the yearly rent of                                                                   the first payment for the period beginning on the                                         and ending on the day before the next Rent Payment Day to be made on the date hereof”.

EXECUTED as a DEED by	)
IVG DEVELOPMENTS (EUSTON))
LIMITED	)
in the presence of:	)

Director	/s/ David Gibson

Director/Secretary	/s/ Matt Mason

EXECUTED as a DEED by	)
IVG DEVELOPMENTS (MELTON ST))
LIMITED	)
in the presence of:	)

Director	/s/ David Gibson

Director/Secretary	/s/ Matt Mason

EXECUTED as a DEED by	)
MIVA (UK) LIMITED	)
in the presence of:	)

Director	/s/ Sebastian Bishop

Director/Secretary	/s/ Todd Taylor